Exhibit 8.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

May 8, 2014

Tax Opinion Regarding the Spin-Off of Time Inc.

Ladies and Gentlemen:

We have acted as counsel for Time Warner Inc., a Delaware corporation (“Time Warner”), in connection with the spin-off (the “Spin-Off”) of Time Inc., a Delaware corporation (“Time”), as described in a registration statement filed by Time with the Securities and Exchange Commission (“SEC”) on Form 10 (File No. 001-36218) under the Securities Act of 1933 (the “Registration Statement”). All capitalized terms used but not defined in this opinion shall have the meanings set forth in the Tax Matters Agreement (the “TMA”) to be entered into by Time Warner and Time substantially in the form of Exhibit 10.2 to the Registration Statement. References to any agreement or document include all schedules and exhibits thereto.

In rendering our opinion we have examined and relied, with your consent, on (i) the Registration Statement; (ii) the Separation and Distribution Agreement (the “Separation Agreement”) to be entered into by Time Warner and Time substantially in the form of Exhibit 2.1 to the Registration Statement; (iii) the TMA; (iv) the representation letters (not including Annex I and Annex II attached thereto), dated as of May 8, 2014, addressed to us from Time Warner and Time; (vi) drafts of the Ancillary Agreements; and (vii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that all Ancillary Agreements will be executed substantially in the form of the relevant drafts as in existence as of the date hereof.

In rendering our opinion we have assumed, with your consent, that (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals, or if submitted as duplicates or certified or conformed copies that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required in the form presented to us; (iii) all representations and statements set forth in such documents are true, correct and complete as of the date hereof; (iv) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification; (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable, and all obligations imposed on any party by any such document have been or will be performed or satisfied in accordance with their terms; and (vi) the Spin-Off will be reported by Time Warner and Time on their respective U.S. Federal income tax returns in a manner consistent with our opinion set forth below.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion only as to those matters specifically addressed in this letter, and no opinion has been expressed or should be inferred as to the tax consequences of the Spin-Off under any state, local or foreign laws or with respect to other areas of U.S. Federal taxation. We are members of the Bar of the State of New York, and we express no opinion as to any law other than the Federal law of the United States of America.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off”, and assuming that the Spin-Off is consummated as described in the Registration Statement, we hereby state that the material U.S. Federal income tax consequences of the Distribution and the Spin-Off to holders of shares of Time Warner common stock and Time Warner, respectively, set forth in the discussion under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off” are our opinion.

We hereby consent to the filing of this opinion with the SEC as Exhibit 8.1 to the Registration Statement. We also consent to the references to our firm under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC.

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To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. Federal tax advice contained in this document (including any attachment) is not intended or written by us to be used, and cannot be used, by you (or any other person) for the purposes of avoiding penalties under the Code or promoting, marketing or recommending to another party any transaction or matter addressed herein.

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Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Time Warner Inc.

One Time Warner Center

New York, NY 10019

Attn: Annaliese Kambour, Senior Vice President—Tax

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